Exhibit 10.1

The Management Network Group, Inc.
2012 Executive Incentive Compensation Plan

The following is a description of the executive incentive compensation plan for fiscal year 2012 adopted by the independent members of the Board of Directors of The Management Network Group, Inc.:

The amount, if any, of the bonus pool for fiscal year 2012 (the "Payout Amount") will be determined as follows:

2012 Non-GAAP EBITDA (Post-Bonus) Exceeds1	Payout Amount
$2,750,000	$450,000
$3,025,000	$575,000
$3,300,000	$700,000
$3,630,000	$770,000
$3,970,000	$830,000
$4,310,000	$890,000
Payout Amount is capped at $890,000

Eligible Participants: President, Chief Executive Officer and Chief Financial Officer; Vice President and Controller; General Counsel; Vice President of Human Resources; Chief Knowledge Officer; Chief Technology Officer; Senior Vice President and Managing Director of CSMG; Managing Director of EMEA; Head of Business Development of EMEA; Senior Vice President of Broadband and Cable; and Senior Vice President of Carrier Operations.

The distribution of the Payout Amount, if any, among the Eligible Participants will be determined by the Compensation Committee and/or independent directors.

1 Non-GAAP EBITDA excludes non-cash charges and extraordinary one-time items approved by the Compensation Committee.